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                                                                                                       Exhibit 12.1
Marsh & McLennan Companies, Inc. and Subsidiaries
Ratio of Earnings to Fixed Charges
(In millions, except ratios)
--------------------------------------------------------------------------------------------------------------------
                                                Six
                                               Months
                                                Ended                                       Years Ended December 31,
                                               June 30,     --------------------------------------------------------
                                                2003
                                             (Unaudited)      2002           2001       2000       1999       1998
--------------------------------------------------------------------------------------------------------------------
Earnings
--------
Income before income taxes and minority
     interest*                                  $1,240       $2,133       $1,590       $1,955     $1,255     $1,305

Interest expense                                    89          160          196          247        233        140

Portion of rents representative of
     the interest factor                            75          135          122          120        121        104

Amortization of capitalized interest                 -            -            -            -          1          1
--------------------------------------------------------------------------------------------------------------------

                                                $1,404       $2,428       $1,908       $2,322     $1,610     $1,550
--------------------------------------------------------------------------------------------------------------------

Fixed Charges
-------------
Interest expense                                   $89         $160         $196       $  247    $   233     $  140

Portion of rents representative of
     the interest factor                            75          135          122          120        121        104
--------------------------------------------------------------------------------------------------------------------

                                                  $164         $295         $318         $367       $354       $244
--------------------------------------------------------------------------------------------------------------------

Ratio of Earnings to Fixed Charges                 8.6          8.2          6.0          6.3        4.5        6.4


* Minority interest has been reclassified in the prior years (1998-1999) to conform to the current year presentation.

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